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                                                                    EXHIBIT 23.0
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                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Stockholders
FSI International, Inc.:


We consent to incorporation by reference in the registration statements (No.'s 33-29494, 33-39919, 33-33649, 33-33647, 33-39920, 33-42893, 33-77852, 33-77854,
and 33-60903) on Form S-8 of FSI International, Inc. of our reports dated October 13, 1995, relating to the consolidated balance sheets of FSI International, Inc. and subsidiaries as of August 26, 1995 and August 27, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows and related financial statement schedule for each of the years in the three-year period ended August 26, 1995, which reports appear in or are incorporated by reference in the August 26, 1995 annual report on Form 10-K of FSI International, Inc.


                                      /s/ KPMG PEAT MARWICK LLP
                                     ----------------------------
Minneapolis, Minnesota
November 20, 1995



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